Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Third Quarter Fiscal 2022

Results of Operations

Highlights

▪	Korn Ferry reports quarterly fee revenue of $680.7 million in Q3 FY’22, an increase of 43% from Q3 FY’21 and a sequential increase of 6% from Q2 FY’22.
▪	Net income attributable to Korn Ferry of $84.1 million and diluted and adjusted diluted earnings per share of $1.54 and $1.59 in Q3 FY’22, respectively, all reaching new highs.
▪	Operating income and Adjusted EBITDA both reached new highs in Q3 FY’22 at $126.3 million (operating margin of 18.6%) and $138.3 million (Adjusted EBITDA margin of 20.3%), respectively.
▪	The Company repurchased 304,500 shares of stock during the quarter for $22.1 million.
▪	Declared a quarterly dividend of $0.12 per share on March 8, 2022, which is payable on April 14, 2022, to stockholders of record on March 28, 2022.
▪	During the third quarter, the Company completed the acquisition of Lucas Group, which is included in the RPO and Professional Search segment.

Los Angeles, CA, March 9, 2022 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $680.7 million, a new quarterly high. In addition, third quarter diluted earnings per share was $1.54 and adjusted diluted earnings per share was $1.59, both are new highs.

“I am extremely pleased with our results during the fiscal third quarter, as Korn Ferry once again achieved new financial performance highs. We generated $681 million in fee revenue, up 43% year over year and a new quarterly high. Our diluted and adjusted diluted earnings per share, at $1.54 and $1.59, respectively, were also new highs,” said Gary D. Burnison, CEO, Korn Ferry.

“Our solid performance over recent quarters is a reflection of the relevance of our strategy and solutions, the resilience of our colleagues, and the connection with our Korn Ferry brand,” Burnison added. “We are replicating and scaling our success and continuing to lead innovation at the intersection of talent and strategy in a digitally-enabled new world of work.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$680.7	$475.4	$1,905.6	$1,254.9
Total revenue	$685.0	$477.9	$1,916.5	$1,262.6
Operating income	$126.3	$65.2	$331.3	$69.5
Operating margin	18.6%	13.7%	17.4%	5.5%
Net income attributable to Korn Ferry	$84.1	$51.3	$234.7	$48.3
Basic earnings per share	$1.55	$0.95	$4.33	$0.89
Diluted earnings per share	$1.54	$0.94	$4.28	$0.88

Adjusted Results (b):	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$138.3	$96.7	$394.5	$173.4
Adjusted EBITDA margin	20.3%	20.3%	20.7%	13.8%
Adjusted net income attributable to Korn Ferry	$86.9	$51.9	$245.7	$71.1
Adjusted basic earnings per share	$1.60	$0.96	$4.53	$1.31
Adjusted diluted earnings per share	$1.59	$0.95	$4.48	$1.30

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Integration/acquisition costs	$3.2	$—	$4.3	$0.7
Impairment of fixed assets	$—	$—	$1.9	$—
Impairment of right of use assets	$—	$—	$7.4	$—
Restructuring charges, net	$—	$0.8	$—	$30.7

The Company reported fee revenue in Q3 FY’22 of $680.7 million, an increase of 43% (up 46% on a constant currency basis) compared to Q3 FY’21.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q3 FY’21 was primarily due to an increase in new business in the quarter driven by the increased relevance of the Company’s solutions.

Operating margin was 18.6% in Q3 FY’22 compared to 13.7% in the year-ago quarter.  Adjusted EBITDA margin was 20.3% in both Q3 FY’22 and Q3 FY’21.  Net income attributable to Korn Ferry was $84.1 million compared to $51.3 million in Q3 FY’21.

The year-over-year improvement in operating margin was due to the increase in fee revenue discussed above, improved productivity resulting from work being conducted virtually, and cost savings from the structural changes made to the Company’s business during the pandemic. Partially offsetting this were increases in compensation and benefits expense, general and administrative expenses and cost of services expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance-related bonus expense.  The increase in general and administrative expenses was primarily due to the acquisition of the Lucas Group along with the associated integration and acquisition costs.  The higher cost of services expense was primarily due to the Lucas Group acquisition.

Adjusted EBITDA margin remained unchanged compared to the year-ago quarter.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$162.9	$136.3	$476.3	$362.3
Total revenue	$163.8	$136.6	$478.6	$363.2

Ending number of consultants and execution staff (b)	1,787	1,528	1,787	1,528
Hours worked in thousands (c)	424	372	1,295	1,137
Average bill rate (d)	$384	$367	$368	$319

Adjusted Results (e):	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$28.6	$27.5	$85.5	$54.3
Adjusted EBITDA margin	17.5%	20.2%	17.9%	15.0%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)	Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.3	$—
Impairment of right of use assets	$—	$—	$2.5	$—
Restructuring charges, net	$—	$0.3	$—	$14.2

Fee revenue was $162.9 million in Q3 FY’22 compared to $136.3 million in Q3 FY’21, an increase of $26.6 million or 20% (up 22% on a constant currency basis). Growth in Consulting fee revenue continues to be driven by significant client workforce transformation initiatives including DE&I and ESG, delivered through our Organization Strategy, Assessment and Succession, and Leadership Development solutions. In addition, Total Rewards offering has increased as clients address compensation and retention issues associated with labor market dislocation and pay governance issues.

Adjusted EBITDA was $28.6 million in Q3 FY’22 with an Adjusted EBITDA margin of 17.5% compared to Adjusted EBITDA of $27.5 million with an associated margin of 20.2%, respectively, in the year-ago quarter. This increase in Adjusted EBITDA resulted from the increase in fee revenue outlined above, partially offset by an increase in compensation and benefits expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance-related bonus expense due to an increase in fee revenue and headcount.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to help identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$90.2	$75.8	$259.5	$206.8
Total revenue	$90.5	$76.0	$259.9	$207.0

Ending number of consultants	284	302	284	302
Subscription & License fee revenue	$29.0	$22.6	$79.7	$66.3

Adjusted Results (b):	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$28.1	$27.1	$82.3	$58.2
Adjusted EBITDA margin	31.2%	35.8%	31.7%	28.1%

___________

(a)	Numbers may not total due to rounding.
(b)	Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.2	$—
Impairment of right of use assets	$—	$—	$1.3	$—
Integration/acquisition costs	$—	$—	$—	$0.6
Restructuring charges, net	$—	$—	$—	$2.9

Fee revenue was $90.2 million in Q3 FY’22 compared to $75.8 million in Q3 FY’21, an increase of $14.4 million or 19% (up 22% on a constant currency basis).  The increase in fee revenue was primarily due to growth in Total Rewards offering as companies contend with elevated levels of attrition due to dislocation in the labor markets and professional development around sales effectiveness as companies reassess their commercial models in a post-COVID world.

Adjusted EBITDA was $28.1 million in Q3 FY’22 with an Adjusted EBITDA margin of 31.2% compared to $27.1 million and 35.8%, respectively, in the year-ago quarter.  Contributing to the increase were higher fee revenues. Partially offsetting this was an increase in compensation and benefits expense, driven by higher performance-related bonus expense, salaries and related payroll taxes and commission expense.

Selected Executive Search Data(a)

(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$239.0	$168.1	$691.4	$436.3
Total revenue	$240.0	$168.5	$694.2	$438.0

Ending number of consultants	581	522	581	522
Average number of consultants	576	517	553	539
Engagements billed	4,335	3,260	8,862	6,464
New engagements (c)	1,787	1,301	5,362	3,747

Adjusted Results (d):	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$65.7	$41.7	$193.4	$78.0
Adjusted EBITDA margin	27.5%	24.8%	28.0%	17.9%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.
(d)	Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.1	$—
Impairment of right of use assets	$—	$—	$0.9	$—
Restructuring charges, net	$—	$0.4	$—	$10.4

Fee revenue was $239.0 million and $168.1 million in Q3 FY’22 and Q3 FY’21, respectively, a year-over-year increase of $70.9 million or 42% (up 44% on a constant currency basis).  The increase in fee revenue was driven by an increase in the number of new search engagements as well as an increase in the average fee revenue per search. These increases were across all regions with the largest increase in North America.

Adjusted EBITDA was $65.7 million in Q3 FY’22 with an Adjusted EBITDA margin of 27.5% compared to Adjusted EBITDA of $41.7 million and Adjusted EBITDA margin of 24.8%, respectively, in the year-ago quarter.  This improvement resulted from the increase in fee revenue discussed above, as well as productivity realized from work being conducted virtually and cost savings from the structural changes made during the pandemic. These changes were partially offset by increases in compensation and benefits expense due to an increase in performance-related bonus expense and salaries and related payroll taxes.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$188.7	$95.2	$478.5	$249.5
Total revenue	$190.6	$96.8	$483.8	$254.3

Engagements billed (b)	2,716	1,430	4,770	2,659
New engagements (c)	1,693	867	3,729	2,088

Adjusted Results (d):	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$44.1	$19.6	$114.3	$39.5
Adjusted EBITDA margin	23.4%	20.6%	23.9%	15.8%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	Adjusted results exclude the following:
	Third Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$1.3	$—
Impairment of right of use assets	$—	$—	$2.6	$—
Integration/acquisition costs	$1.4	$—	$1.4	$—
Restructuring charges, net	$—	$0.1	$—	$3.2

Fee revenue was $188.7 million in Q3 FY’22, an increase of $93.5 million or 98% (up 101% on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in Professional Search fee revenue of $54.0 million or 150% (154% at constant currency) and an increase in recruitment process outsourcing (“RPO”) fee revenue of $39.5 million or 67% (69% at constant currency).  Professional Search fee revenue increased primarily due to an increase in both the number of engagements billed and the weighted-average fee billed per engagement and fee revenue generated by the acquisition of the Lucas Group that took place on November 1, 2021.  RPO fee revenue increased due to the wider adoption of RPO services in the market in combination with our differentiated solutions.

Adjusted EBITDA was $44.1 million in Q3 FY’22 with an Adjusted EBITDA margin of 23.4% compared to $19.6 million and 20.6%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above, as well as improved productivity realized from work being conducted virtually and cost savings resulting from the structural changes made during the pandemic. Partially offsetting this were increases in compensation and benefits expense driven by higher salaries and related payroll taxes and commission expense as a result of increases in fee revenue, overall profitability, headcount and the acquisition of the Lucas Group.  Also partially offsetting the increase in Adjusted EBITDA was an increase in cost of services expense due to the acquisition of Lucas Group.

Outlook

Despite the continuing strength in new business trends coming out of Q3 FY’22, the very recent situation in Eastern Europe presents a level of risk and uncertainty that is difficult to quantify.  With this in mind and assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:

▪	Q4 FY’22 fee revenue is expected to be in the range of $670 million and $690 million; and
▪	Q4 FY’22 diluted earnings per share is expected to range between $1.44 to $1.60.

On a consolidated adjusted basis:

▪	Q4 FY’22 adjusted diluted earnings per share is expected to be in the range from $1.49 to $1.63.

	Q4 FY’22 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.44	$1.60
Integration/acquisition costs	0.06	0.04
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.49	$1.63

________

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of COVID-19 and any future pandemic or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the withdrawal of the United Kingdom from the European Union, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business and RPO & Professional Search business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
	(unaudited)
Fee revenue	$680,741	$475,360	$1,905,579	$1,254,896
Reimbursed out-of-pocket engagement expenses	4,215	2,520	10,873	7,656
Total revenue	684,956	477,880	1,916,452	1,262,552

Compensation and benefits	445,870	326,333	1,273,746	917,530
General and administrative expenses	60,811	47,271	175,143	140,836
Reimbursed expenses	4,215	2,520	10,873	7,656
Cost of services	31,666	20,028	77,988	50,198
Depreciation and amortization	16,104	15,735	47,381	46,068
Restructuring charges, net	-	838	-	30,732
Total operating expenses	558,666	412,725	1,585,131	1,193,020

Operating income	126,290	65,155	331,321	69,532
Other (loss) income, net	(7,277)	14,935	2,236	26,374
Interest expense, net	(7,029)	(7,298)	(18,820)	(21,686)
Income before provision for income taxes	111,984	72,792	314,737	74,220
Income tax provision	26,927	21,204	76,951	25,409
Net income	85,057	51,588	237,786	48,811
Net income attributable to noncontrolling interest	(956)	(269)	(3,090)	(547)
Net income attributable to Korn Ferry	$84,101	$51,319	$234,696	$48,264

Earnings per common share attributable to Korn Ferry:
Basic	$1.55	$0.95	$4.33	$0.89
Diluted	$1.54	$0.94	$4.28	$0.88

Weighted-average common shares outstanding:
Basic	52,999	52,596	52,958	53,030
Diluted	53,495	53,013	53,538	53,396

Cash dividends declared per share:	$0.12	$0.10	$0.36	$0.30

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2022	2021	% Change	2022	2021	% Change

Fee revenue:
Consulting	$162,889	$136,268	19.5%	$476,260	$362,271	31.5%
Digital	90,194	75,791	19.0%	259,504	206,807	25.5%
Executive Search:
North America	152,597	106,002	44.0%	449,472	266,485	68.7%
EMEA	47,509	35,991	32.0%	132,690	97,701	35.8%
Asia Pacific	31,425	21,643	45.2%	88,385	59,702	48.0%
Latin America	7,468	4,468	67.1%	20,815	12,419	67.6%
Total Executive Search (a)	238,999	168,104	42.2%	691,362	436,307	58.5%
RPO and Professional Search	188,659	95,197	98.2%	478,453	249,511	91.8%
Total fee revenue	680,741	475,360	43.2%	1,905,579	1,254,896	51.9%
Reimbursed out-of-pocket engagement expenses	4,215	2,520	67.3%	10,873	7,656	42.0%
Total revenue	$684,956	$477,880	43.3%	$1,916,452	$1,262,552	51.8%

(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2022	2021
	(unaudited)
ASSETS
Cash and cash equivalents	$846,505	$850,778
Marketable securities	73,110	63,667
Receivables due from clients, net of allowance for doubtful accounts of $34,617 and $29,324 at January 31, 2022 and April 30, 2021, respectively	603,346	448,733
Income taxes and other receivables	41,708	40,024
Unearned compensation	62,446	53,206
Prepaid expenses and other assets	40,635	30,724
Total current assets	1,667,750	1,487,132

Marketable securities, non-current	187,635	182,692
Property and equipment, net	131,198	131,778
Operating lease right-of-use assets, net	154,818	174,121
Cash surrender value of company-owned life insurance policies, net of loans	181,126	161,295
Deferred income taxes	77,000	73,106
Goodwill	699,518	626,669
Intangible assets, net	89,574	92,949
Unearned compensation, non-current	126,082	102,356
Investments and other assets	21,395	24,428
Total assets	$3,336,096	$3,056,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$47,203	$44,993
Income taxes payable	28,771	23,041
Compensation and benefits payable	429,683	394,606
Operating lease liability, current	46,583	47,986
Other accrued liabilities	298,911	239,444
Total current liabilities	851,151	750,070

Deferred compensation and other retirement plans	384,437	346,455
Operating lease liability, non-current	142,349	155,998
Long-term debt	395,303	394,794
Deferred tax liabilities	2,936	3,832
Other liabilities	24,675	36,602
Total liabilities	1,800,851	1,687,751

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 75,347 and 74,915 shares issued and 54,216 and 54,008 shares outstanding at January 31, 2022 and April 30, 2021, respectively	562,564	583,260
Retained earnings	1,049,431	834,949
Accumulated other comprehensive loss, net	(80,718)	(51,820)
Total Korn Ferry stockholders' equity	1,531,277	1,366,389
Noncontrolling interest	3,968	2,386
Total stockholders' equity	1,535,245	1,368,775
Total liabilities and stockholders' equity	$3,336,096	$3,056,526

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended		Nine Months Ended
		January 31,		January 31,
		2022	2021	2022	2021

	Net income attributable to Korn Ferry	$84,101	$51,319	$234,696	$48,264
	Net income attributable to non-controlling interest	956	269	3,090	547
	Net income	85,057	51,588	237,786	48,811
	Income tax provision	26,927	21,204	76,951	25,409
	Income before provision for income taxes	111,984	72,792	314,737	74,220
	Other loss (income), net	7,277	(14,935)	(2,236)	(26,374)
	Interest expense, net	7,029	7,298	18,820	21,686
	Operating income	126,290	65,155	331,321	69,532
	Depreciation and amortization	16,104	15,735	47,381	46,068
	Other (loss) income, net	(7,277)	14,935	2,236	26,374
	Integration/acquisition costs (1)	3,214	-	4,298	737
	Impairment of fixed assets (2)	-	-	1,915	-
	Impairment of right of use assets (3)	-	-	7,392	-
	Restructuring charges, net (4)	-	838	-	30,732
	Adjusted EBITDA	$138,331	$96,663	$394,543	$173,443

	Operating margin	18.6%	13.7%	17.4%	5.5%
	Depreciation and amortization	2.4%	3.3%	2.5%	3.7%
	Other (loss) income, net	(1.1%)	3.2%	0.1%	2.1%
	Integration/acquisition costs (1)	0.4%	-	0.2%	0.1%
	Impairment of fixed assets (2)	-	-	0.1%	-
	Impairment of right of use assets (3)	-	-	0.4%	-
	Restructuring charges, net (4)	-	0.1%	-	2.4%
	Adjusted EBITDA margin	20.3%	20.3%	20.7%	13.8%

	Net income attributable to Korn Ferry	$84,101	$51,319	$234,696	$48,264
	Integration/acquisition costs (1)	3,214	-	4,298	737
	Impairment of fixed assets (2)	-	-	1,915	-
	Impairment of right of use assets (3)	-	-	7,392	-
	Restructuring charges, net (4)	-	838	-	30,732
	Tax effect on the adjusted items (5)	(404)	(276)	(2,632)	(8,597)
	Adjusted net income attributable to Korn Ferry	$86,911	$51,881	$245,669	$71,136

	Basic earnings per common share	$1.55	$0.95	$4.33	$0.89
	Integration/acquisition costs (1)	0.06	-	0.08	0.01
	Impairment of fixed assets (2)	-	-	0.03	-
	Impairment of right of use assets (3)	-	-	0.14	-
	Restructuring charges, net (4)	-	0.02	-	0.57
	Tax effect on the adjusted items (5)	(0.01)	(0.01)	(0.05)	(0.16)
	Adjusted basic earnings per share	$1.60	$0.96	$4.53	$1.31

	Diluted earnings per common share	$1.54	$0.94	$4.28	$0.88
	Integration/acquisition costs (1)	0.06	-	0.08	0.01
	Impairment of fixed assets (2)	-	-	0.03	-
	Impairment of right of use assets (3)	-	-	0.14	-
	Restructuring charges, net (4)	-	0.02	-	0.57
	Tax effect on the adjusted items (5)	(0.01)	(0.01)	(0.05)	(0.16)
	Adjusted diluted earnings per share	$1.59	$0.95	$4.48	$1.30

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Costs associated with impairment of fixed assets (i.e., leasehold improvements) due to terminating and subleasing some of our office leases.
(3)	Costs associated with impairment of right-of-use assets due to terminating and subleasing some of our office leases.
(4)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19.
(5)	Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2022
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$162,889	$90,194	$152,597	$47,509	$31,425	$7,468	$238,999	$188,659	$-	$680,741
Total revenue	$163,824	$90,501	$153,454	$47,666	$31,448	$7,470	$240,038	$190,593	$-	$684,956

Net income attributable to Korn Ferry										$84,101
Net income attributable to noncontrolling interest										956
Other loss, net										7,277
Interest expense, net										7,029
Income tax provision										26,927
Operating income										126,290
Depreciation and amortization										16,104
Other loss, net										(7,277)
Integration/acquisition costs										3,214
Adjusted EBITDA	$28,556	$28,142	$45,702	$8,080	$9,451	$2,484	$65,717	$44,109	$(28,193)	$138,331
Adjusted EBITDA margin	17.5%	31.2%	29.9%	17.0%	30.1%	33.3%	27.5%	23.4%		20.3%

	Three Months Ended January 31, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$136,268	$75,791	$106,002	$35,991	$21,643	$4,468	$168,104	$95,197	$-	$475,360
Total revenue	$136,593	$75,967	$106,325	$36,016	$21,680	$4,468	$168,489	$96,831	$-	$477,880

Net income attributable to Korn Ferry										$51,319
Net income attributable to noncontrolling interest										269
Other income, net										(14,935)
Interest expense, net										7,298
Income tax provision										21,204
Operating income										65,155
Depreciation and amortization										15,735
Other income, net										14,935
Restructuring charges, net										838
Adjusted EBITDA	$27,515	$27,134	$30,941	$3,918	$6,375	$458	$41,692	$19,630	$(19,308)	$96,663
Adjusted EBITDA margin	20.2%	35.8%	29.2%	10.9%	29.5%	10.3%	24.8%	20.6%		20.3%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2022
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$476,260	$259,504	$449,472	$132,690	$88,385	$20,815	$691,362	$478,453	$-	$1,905,579
Total revenue	$478,563	$259,894	$451,836	$133,080	$88,447	$20,821	$694,184	$483,811	$-	$1,916,452

Net income attributable to Korn Ferry										$234,696
Net income attributable to noncontrolling interest										3,090
Other income, net										(2,236)
Interest expense, net										18,820
Income tax provision										76,951
Operating income										331,321
Depreciation and amortization										47,381
Other income, net										2,236
Integration/acquisition costs										4,298
Impairment of fixed assets										1,915
Impairment of right of use assets										7,392
Adjusted EBITDA	$85,458	$82,330	$137,939	$23,328	$25,972	$6,204	$193,443	$114,334	$(81,022)	$394,543
Adjusted EBITDA margin	17.9%	31.7%	30.7%	17.6%	29.4%	29.8%	28.0%	23.9%		20.7%

	Nine Months Ended January 31, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$362,271	$206,807	$266,485	$97,701	$59,702	$12,419	$436,307	$249,511	$-	$1,254,896
Total revenue	$363,234	$207,027	$267,790	$97,925	$59,840	$12,419	$437,974	$254,317	$-	$1,262,552

Net income attributable to Korn Ferry										$48,264
Net income attributable to noncontrolling interest										547
Other income, net										(26,374)
Interest expense, net										21,686
Income tax provision										25,409
Operating income										69,532
Depreciation and amortization										46,068
Other income, net										26,374
Integration/acquisition costs										737
Restructuring charges, net										30,732
Adjusted EBITDA	$54,282	$58,161	$57,439	$8,445	$11,610	$480	$77,974	$39,453	$(56,427)	$173,443
Adjusted EBITDA margin	15.0%	28.1%	21.6%	8.6%	19.4%	3.9%	17.9%	15.8%		13.8%